EXHIBIT 99.1
                                                                    ------------


                    CERTIFICATE OF CHEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER


            The undersigned, Ronald J. Mittelstaedt and Steven F. Bouck, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Waste Connections, Inc., a Delaware corporation (the "Company"), hereby certify that the quarterly report of the Company on Form 10-Q for the quarterly period ended March 31, 2003, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:       May 13, 2003              By: /S/ RONALD J. MITTELSTAEDT
                                          --------------------------------------
                                          Ronald J. Mittelstaedt
                                          President and Chief Executive Officer

Date:       May 13, 2003              By: /S/ STEVEN F. BOUCK
                                          --------------------------------------
                                          Steven F. Bouck
                                          Executive Vice President and Chief
                                          Financial Officer

            A signed original of this written statement required by Section 906 has been provided to Waste Connections, Inc. and will be retained by Waste Connections, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.